EXHIBIT 2
                                                   AGREEMENT

                                                     between

                                     SIMCLAR INTERNATIONAL LIMITED incorporated under the Companies Acts (Registered No. SC059937) and having its Registered Office at 5 Albyn Place, Edinburgh (hereinafter referred to as "Simclar")
                                                             OF THE FIRST PART
                                                       and

                                     SIMCLAR INTERNATIONAL HOLDINGS LIMITED
                                     incorporated under the Companies Acts
                                     (Registered No. SC219243) and having its Registered Office at 5 Albyn Place, Edinburgh (hereinafter referred to as "Holdings")
                                                            OF THE SECOND PART

     WHEREAS Simclar has entered into an Agreement for Sale and Purchase of shares made the Sixth day of April 2001 (the "Agreement") with Medicore and Techdyne Inc, a Florida corporation whereby Simclar is to purchase all of the issued and outstanding shares of capital stock of Techdyne Inc. owned of record and beneficially by Medicore on the terms and conditions fully set out in the said Agreement; CONSIDERING that Simclar proposes to assign to Holdings its whole rights, titles and interest in the said Agreement and that Holdings by its execution hereof undertakes to implement the obligations of Simclar under the Agreement NOW THEREFORE the parties hereto HAVE AGREED and DO HEREBY AGREE as follows:-

FIRST    From the date of completion of the purchase of the said shares ("the
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completion date"), Simclar will assign and does hereby assign to Holdings all rights vested in Simclar in terms of the Agreement.

SECOND   From said date Holdings will be entitled to exercise all rights
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vested in Simclar and  binds and obliges itself to fulfil the whole obliga-
tions incumbent on Simclar in terms of the Agreement.

                             Page 15 of 47 Pages

THIRD    Simclar will immediately after the completion date arrange for the
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transfer of the 4,674,620 Techdyne Inc shares registered in name of Simclar to be transferred to Holdings: IN WITNESS WHEREOF these presents are executed by the parties hereto as follows;- they are signed for and on behalf of the said Simclar International Limited by Samuel John Russell, Director and Thomas Clark Foggo, Secretary both together at Dunfermline on the Twenty first day of June Two thousand and One and they are signed for and on behalf of Simclar International Holdings Limited by Samuel John Russell, Director and Skene Edwards, Secretaries (the firm signature being adhibited by the said Thomas Clark Foggo) at Dunfermline on the day, month and year lastmentioned.

                             SIMCLAR INTERNATIONAL LIMITED

                                /s/ Samuel John Russell

                             By:--------------------------------
                                SAMUEL JOHN RUSSELL, Director

                                /s/ Thomas Clark Foggo

                             By:--------------------------------
                                THOMAS CLARK FOGGO, Secreary


                             SIMCLAR INTERNATIONAL HOLDINGS LIMITED

                                /s/ Samuel John Russell

                             By:--------------------------------
                                SAMUEL JOHN RUSSELL, Director


                                /s/ Thomas Clark Foggo

                             By:--------------------------------
                                SKENE EDWARDS, Secretaries,
                                By Thomas Clark Foggo

                             Page 16 of 47 Pages